Exhibit 99.1

FOR IMMEDIATE RELEASE
January 18, 2017

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS RECORD EARNINGS FOR THE YEAR 2016

Earnings Summary
(in thousands except per share data)	4Q 2016	3Q 2016	4Q 2015	Year 2016	Year 2015
Net income	$11,866	$12,312	$11,870	$47,346	$46,432
Earnings per share	$0.67	$0.70	$0.68	$2.70	$2.66
Earnings per share - diluted	$0.67	$0.70	$0.68	$2.70	$2.66

Return on average assets	1.19%	1.25%	1.22%	1.21%	1.23%
Return on average equity	9.41%	9.81%	9.91%	9.58%	9.97%
Efficiency ratio	58.15%	57.45%	56.35%	58.54%	58.20%
Tangible common equity	11.25%	11.24%	10.68%

Dividends declared per share	$0.32	$0.32	$0.31	$1.26	$1.22
Book value per share	$28.40	$28.40	$27.12

Weighted average shares	17,593	17,554	17,464	17,548	17,431
Weighted average shares - diluted	17,617	17,569	17,516	17,566	17,483

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the fourth quarter 2016 of $11.9 million, or $0.67 per basic share, compared to $12.3 million, or $0.70 per basic share, earned during the third quarter 2016 and $11.9 million, or $0.68 per basic share, earned during the fourth quarter 2015.  Earnings for the year ended December 31, 2016 were a record $47.3 million, or $2.70 per basic share, compared to $46.4 million, or $2.66 per basic share earned for the year ended December 31, 2015.

4th Quarter 2016 Highlights

❖	Our loan portfolio increased $7.1 million during the quarter and $64.4 million from December 31, 2015.

❖	Our investment portfolio decreased $26.1 million during the quarter but increased $9.7 million from December 31, 2015.

❖	Deposits, including repurchase agreements, increased $16.1 million during the quarter and $100.4 million from December 31, 2015.

❖
Nonperforming loans at $27.5 million decreased $0.8 million from September 30, 2016 and $1.1 million from December 31, 2015.  Nonperforming assets at $63.4 million decreased $2.6 million from September 30, 2016 and $6.0 million from December 31, 2015.

❖
Net loan charge-offs for the quarter ended December 31, 2016 were $1.9 million, or 0.26% of average loans annualized, compared to $2.1 million, or 0.28%, experienced for the third quarter 2016 and $1.4 million, or 0.19%, for the fourth quarter 2015.  Net charge-offs for the year 2016 were $8.0 million, or 0.28% of average loans, compared to $7.0 million, or 0.25%, for the year 2015.

Net Interest Income

Net interest income for the quarter of $33.4 million was an increase of $0.2 million, or 0.6%, from third quarter 2016 and $0.2 million, or 0.7%, from prior year fourth quarter.  Our net interest margin remained flat to prior quarter at 3.66% but decreased 8 basis points from prior year same quarter, while our average earnings assets increased $25.9 million and $111.9 million, respectively, during those same periods.  Our cost of funds increased 2 basis points from prior quarter and 6 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, for the quarter ended December 31, 2016 was 87.9% compared to 88.3% for the quarter ended September 30, 2016 and 87.5% for the quarter ended December 31, 2015.  Net interest income for the year ended December 31, 2016 of $133.0 million was an increase of $0.8 million, or 0.6%, over 2015, although we experienced an 11 basis point decline in our net interest margin.  Average earning assets for the year ended December 31, 2016 increased $128.2 million over prior year.

Noninterest Income

Noninterest income for the quarter ended December 31, 2016 of $12.5 million was a decrease of $0.7 million, or 5.1%, from prior quarter but an increase of $0.7 million, or 6.0%, from prior year same quarter.  The decrease from prior quarter was due to decreases in gains on sales of loans, deposit service charges, and securities gains, partially offset by an increase in loan related fees.  Gains on sales of loans and securities gains, however, increased from prior year same quarter.  Loan related fees were affected by fluctuations in the fair value adjustments of our mortgage servicing rights with an increase of $0.3 million from prior quarter and from same quarter last year.  Noninterest income for the year ended December 31, 2016 of $48.4 million was an increase of $1.6 million, or 3.5%, from 2015.  The increase in noninterest income year over year was primarily due to a $0.7 million increase in deposit services charges, a $0.3 million increase in trust revenue, a $0.3 million increase in loan related fees, and a $0.6 million positive variance in securities gains (losses).

Noninterest Expense

Noninterest expense for the quarter ended December 31, 2016 of $27.0 million was an increase of $0.3 million, or 1.2%, from prior quarter and $1.2 million, or 4.8%, from prior year same quarter.  Noninterest expense for the year of $107.1 million increased $1.7 million, or 1.6%, from prior year.  The increase in noninterest expense was primarily due to an increase in personnel expense, partially offset by decreased FDIC insurance expense.  The increase in our personnel expense is a result of changes in our group medical insurance expense caused by differences in our claims paid experience as a self-insured employer.

Balance Sheet Review

CTBI’s total assets at $3.9 billion increased $1.9 million, or an annualized 0.2%, from September 30, 2016 and $28.2 million, or 0.7%, from prior year.  Loans outstanding at December 31, 2016 were $2.9 billion, increasing $7.1 million, or an annualized 1.0%, from September 30, 2016 and $64.4 million, or 2.2%, from prior year.  We experienced a decline during the quarter of $5.0 million in the commercial loan portfolio, offset by increases of $1.5 million in the residential loan portfolio, $9.3 million in the indirect loan portfolio, and $1.3 million in the consumer direct loan portfolio.  CTBI’s investment portfolio decreased $26.1 million, or an annualized 16.4%, from September 30, 2016 but increased $9.7 million, or 1.6%, from prior year.  Deposits in other banks increased $29.2 million from prior quarter, but decreased $42.1 million from December 31, 2015.  Deposits, including repurchase agreements, at $3.3 billion increased $16.1 million, or an annualized 1.9%, from September 30, 2016 and $100.4 million, or 3.1%, from prior year.

Shareholders’ equity at December 31, 2016 was $500.6 million compared to $500.1 million at September 30, 2016 and $475.6 million at December 31, 2015.  CTBI’s annualized dividend yield to shareholders as of December 31, 2016 was 2.58%.

Asset Quality

CTBI’s total nonperforming loans were $27.5 million at December 31, 2016, a 2.9% decrease from the $28.3 million at September 30, 2016 and a 4.0% decrease from the $28.6 million at December 31, 2015.  Loans 90+ days past due decreased $0.7 million during the quarter and $1.2 million from December 31, 2015.  Nonaccrual loans decreased $0.2 million during the quarter but increased $0.1 million from December 31, 2015.  Loans 30-89 days past due at $16.4 million was a decrease of $3.4 million from September 30, 2016 but an increase of $2.0 million from December 31, 2015.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at December 31, 2016 totaled $52.2 million, a decrease of $2.8 million from the $55.0 million at September 30, 2016 but an increase of $2.3 million from the $49.9 million at December 31, 2015.

Our level of foreclosed properties at $35.9 million at December 31, 2016 was a $1.8 million decrease from the $37.7 million at September 30, 2016 and a $4.8 million decrease from the $40.7 million at December 31, 2015.  Sales of foreclosed properties for the quarter ended December 31, 2016 totaled $2.8 million while new foreclosed properties totaled $1.6 million.  At December 31, 2016, the book value of properties under contracts to sell was $1.9 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs for the quarter ended December 31, 2016 were $1.9 million, or 0.26% of average loans annualized, compared to $2.1 million, or 0.28%, experienced for the third quarter 2016 and $1.4 million, or 0.19%, for the fourth quarter 2015.  Of the net charge-offs for the quarter, $0.7 million were in commercial loans, $0.9 million were in indirect auto loans, $0.2 million were in residential real estate mortgage loans, and $0.1 million were in consumer direct loans.  Net charge-offs for the year 2016 were $8.0 million, or 0.28% of average loans, compared to $7.0 million, or 0.25% of average loans, for the year 2015.  Allocations to loan loss reserves were $2.0 million for the quarter ended December 31, 2016 compared to $2.2 million for the quarter ended September 30, 2016 and $1.9 million for the quarter ended December 31, 2015.  Allocations for the year 2016 were $7.9 million compared to $8.7 million for the year 2015.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at December 31, 2016 was 130.8% compared to 126.5% at September 30, 2016 and 126.2% at December 31, 2015.  Our loan loss reserve as a percentage of total loans outstanding remained at 1.22% at December 31, 2016 compared to prior quarter, down from the 1.26% at December 31, 2015.

Other Matters

Based on a recent discussion with a regulatory agency representative concerning the status of an ongoing review of two CTB deposit add-on products, CTBI believes it is likely that it will be cited for two violations based on alleged unfair and deceptive practices with respect to such products.  CTBI has evaluated the possible violations and their potential financial impact.  Based upon this analysis, management established an accrual in 2014 for possible customer reimbursements.  We have not received a final written notice citing such violations and have not been informed as to the amount of, or relevant time period for, related reimbursement.  The actual amount of reimbursement may materially vary from the amount management has evaluated as most likely at December 31, 2016.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.9 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2016
(in thousands except per share data and # of employees)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Interest income	$36,996	$36,679	$36,300	$146,576	$144,020
Interest expense	3,585	3,452	3,105	13,555	11,773
Net interest income	33,411	33,227	33,195	133,021	132,247
Loan loss provision	2,043	2,191	1,910	7,872	8,650

Gains on sales of loans	474	595	403	1,831	1,978
Deposit service charges	6,286	6,563	6,306	24,966	24,282
Trust revenue	2,474	2,440	2,384	9,585	9,286
Loan related fees	1,497	1,260	1,074	4,107	3,821
Securities gains (losses)	0	458	(248)	522	(106)
Other noninterest income	1,784	1,870	1,891	7,430	7,548
Total noninterest income	12,515	13,186	11,810	48,441	46,809

Personnel expense	14,404	14,216	13,321	57,075	54,563
Occupancy and equipment	2,737	2,745	2,643	10,949	10,875
Data processing expense	1,768	1,601	1,539	6,497	6,743
FDIC insurance premiums	161	469	584	1,789	2,382
Other noninterest expense	7,935	7,656	7,691	30,816	30,880
Total noninterest expense	27,005	26,687	25,778	107,126	105,443

Net income before taxes	16,878	17,535	17,317	66,464	64,963
Income taxes	5,012	5,223	5,447	19,118	18,531
Net income	$11,866	$12,312	$11,870	$47,346	$46,432

Memo: TEQ interest income	$37,515	$37,178	$36,797	$148,631	$146,047

Average shares outstanding	17,593	17,554	17,464	17,548	17,431
Diluted average shares outstanding	17,617	17,569	17,516	17,566	17,483
Basic earnings per share	$0.67	$0.70	$0.68	$2.70	$2.66
Diluted earnings per share	$0.67	$0.70	$0.68	$2.70	$2.66
Dividends per share	$0.320	$0.320	$0.310	$1.260	$1.220

Average balances:
Loans	$2,939,605	$2,931,791	$2,847,128	$2,916,031	$2,791,871
Earning assets	3,690,451	3,664,598	3,578,521	3,652,714	3,524,506
Total assets	3,959,515	3,932,705	3,844,441	3,920,257	3,790,282
Deposits, including repurchase agreements	3,343,232	3,319,608	3,253,160	3,306,550	3,201,545
Interest bearing liabilities	2,643,451	2,634,254	2,586,609	2,629,484	2,569,344
Shareholders' equity	501,891	499,180	475,261	494,398	465,682

Performance ratios:
Return on average assets	1.19%	1.25%	1.22%	1.21%	1.23%
Return on average equity	9.41%	9.81%	9.91%	9.58%	9.97%
Yield on average earning assets (tax equivalent)	4.04%	4.04%	4.08%	4.07%	4.14%
Cost of interest bearing funds (tax equivalent)	0.54%	0.52%	0.48%	0.52%	0.46%
Net interest margin (tax equivalent)	3.66%	3.66%	3.74%	3.70%	3.81%
Efficiency ratio (tax equivalent)	58.15%	57.45%	56.35%	58.54%	58.20%

Loan charge-offs	$2,939	$2,962	$2,051	$11,668	$9,870
Recoveries	(1,028)	(875)	(695)	(3,635)	(2,867)
Net charge-offs	$1,911	$2,087	$1,356	$8,033	$7,003

Market Price:
High	$51.35	$37.49	$37.15	$51.35	$37.63
Low	$35.85	$33.71	$33.68	$30.89	$31.53
Close	$49.60	$37.11	$34.96	$49.60	$34.96

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2016
(in thousands except per share data and # of employees)

	As of	As of	As of
	December 31, 2016	September 30, 2016	December 31, 2015
Assets:
Loans	$2,938,371	$2,931,299	$2,873,961
Loan loss reserve	(35,933)	(35,801)	(36,094)
Net loans	2,902,438	2,895,498	2,837,867
Loans held for sale	1,244	2,075	1,172
Securities AFS	605,394	631,201	594,936
Securities HTM	866	1,181	1,661
Other equity investments	22,814	22,814	22,814
Other earning assets	98,937	74,419	141,313
Cash and due from banks	48,603	49,584	51,974
Premises and equipment	47,940	47,840	48,188
Goodwill and core deposit intangible	65,623	65,662	65,781
Other assets	138,310	139,952	138,228
Total Assets	$3,932,169	$3,930,226	$3,903,934

Liabilities and Equity:
NOW accounts	$45,872	$45,834	$44,567
Savings deposits	1,054,475	1,023,590	997,042
CD's >=$100,000	598,832	597,417	559,497
Other time deposits	614,211	623,957	629,701
Total interest bearing deposits	2,313,390	2,290,798	2,230,807
Noninterest bearing deposits	767,918	763,187	749,975
Total deposits	3,081,308	3,053,985	2,980,782
Repurchase agreements	251,065	262,295	251,225
Other interest bearing liabilities	67,101	69,110	165,993
Noninterest bearing liabilities	32,080	44,726	30,351
Total liabilities	3,431,554	3,430,116	3,428,351
Shareholders' equity	500,615	500,110	475,583
Total Liabilities and Equity	$3,932,169	$3,930,226	$3,903,934

Ending shares outstanding	17,629	17,608	17,537
Memo: Market value of HTM securities	$867	$1,182	$1,651

30 - 89 days past due loans	$16,408	$19,765	$14,401
90 days past due loans	10,847	11,498	12,046
Nonaccrual loans	16,623	16,798	16,563
Restructured loans (excluding 90 days past due and nonaccrual)	54,633	54,026	49,283
Foreclosed properties	35,856	37,665	40,674
Other repossessed assets	103	103	183

Common equity Tier 1 capital	15.18%	14.97%	14.58%
Tier 1 leverage ratio	12.75%	12.69%	12.40%
Tier 1 risk-based capital ratio	17.25%	17.05%	16.70%
Total risk based capital ratio	18.50%	18.30%	17.95%
Tangible equity to tangible assets ratio	11.25%	11.24%	10.68%
FTE employees	996	991	984